UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013 (May 21, 2013)

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2013, a special-purpose wholly-owned subsidiary (the “Seller”) of 42-16 Partners, LLC (“BXMT/Blackstone Joint Venture”), which is a joint venture between Blackstone Mortgage Trust, Inc. (the “Company”) and Blackstone Holdings Finance Co. L.L.C. (“Holdings Finance”), entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Bank of America, N.A. (the “Buyer”). The Repurchase Agreement is designed to remain in place after the Company’s acquisition of Holdings Finance’s interest in the BXMT/Blackstone Joint Venture upon the closing of the Company’s previously announced public offering of Class A Common Stock, and was used to finance the origination of a loan for an office park on the West coast of the United States. We expect the Repurchase Agreement will also be used to finance the acquisition or origination of certain additional eligible loans following the closing of the previously announced public offering.

The Repurchase Agreement provides for advances of up to $250.0 million in the aggregate. Advances under the Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of (i) the 30-day LIBOR plus (ii) a margin of between 1.75% and 3.25% depending on the type of purchased loan. The initial maturity date is May 21, 2016, subject to two one-year extension options, each of which may be exercised by Seller in the absence of a default upon prior notice by the Seller and the payment of an extension fee.

In connection with the Repurchase Agreement, the Company executed a guarantee in favor of the Buyer (the “Guarantee Agreement”), under which the Company guarantees the obligations of Seller under the Repurchase Agreement up to a maximum liability ranging from 50% to 100% of the then currently outstanding Repurchase Price of the eligible loan depending on the type of loan. The Company may also be liable under the Guarantee Agreement for customary “bad-boy” events.

The Repurchase Agreement and the Guarantee Agreement contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to fixed charges shall be not less than 1.40 to 1.0; (ii) tangible net worth of not less than $50.0 million plus 75% of the net cash proceeds of any equity issuance after the date of the Guarantee Agreement; (iii) cash liquidity of not less than the greater of (x) $10.0 million or (y) 5% of the Company’s recourse indebtedness; and (iv) indebtedness shall not exceed 80% of total assets.

The foregoing description of the Repurchase Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Repurchase Agreement and the Guarantee Agreement, each of which are incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2, respectively. Capitalized terms used in this Item 1.01 have the meaning given to such terms in the Repurchase Agreement or the Guarantee Agreement, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated May 21, 2013, by and between Bank of America, N.A. and Parlex 1 Finance, LLC (incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-11 (No. 333-187541 filed on May 22, 2013))

10.2	Guarantee Agreement, dated May 21, 2013, made by Blackstone Mortgage Trust, Inc. in favor of Bank of America, N.A. (incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-11 (No. 333-187541 filed on May 22, 2013))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: May 23, 2013
	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer